Exhibit 99.5

PLIANT CORPORATION

2006 RESTRICTED STOCK INCENTIVE PLAN

1.              PURPOSE OF PLAN

The purpose of the Pliant Corporation 2006 Restricted Stock Incentive Plan (this “Plan”) is to promote the success of Pliant Corporation (the “Corporation”) and to increase stockholder value by providing an additional means, through the grant of the right to acquire shares of the Corporation’s Series M Redeemable Preferred Stock, no par value per share (the “Restricted Stock” or the “Series M Preferred”), to attract, motivate, retain and reward selected employees of the Corporation.

2.              ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant the right to acquire Restricted Stock under this Plan (a “Restricted Stock Award”) only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is an officer (whether or not a director), employee, consultant, advisor, agent or representative of the Corporation or any of its Subsidiaries employed in such capacity on the date such Restricted Stock is granted and is designated an “Eligible Person” by the Administrator. An Eligible Person who has been granted a Restricted Stock Award (a “participant”) may, if otherwise eligible, be granted the right to purchase additional shares of Restricted Stock if the Administrator shall so determine.

3.              PLAN ADMINISTRATION

3.1                               The Administrator. This Plan shall be administered by, and all Restricted Stock Awards awarded under this Plan shall be authorized by, the Administrator. The “Administrator” means the Board of Directors of the Corporation (the “Board”) or one or more committees appointed by the Board to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of two or more directors who are not Eligible Persons or such number of directors who are not Eligible Persons as may be required under applicable law and the Corporation’s Bylaws.

3.2                               Powers of the Administrator. Subject to the express provisions of this Plan and any limitations contained in a Restricted Stock Agreement (a “Restricted Stock Agreement”) entered into by the participant, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of shares of Restricted Stock and the administration of this Plan (in the case of a committee, within the authority delegated to that committee, including, without limitation, the authority to:

(a)                                  determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive a Restricted Stock Award under this Plan;

(b)                                 grant Restricted Stock Awards to Eligible Persons, determine the price at which shares of Restricted Stock will be offered or awarded and the number of shares of Restricted Stock to be awarded to any of such Eligible Persons, determine the other specific terms and conditions of such Restricted Stock consistent with the express limits of this Plan, establish the installments or terms (if any) in which such shares of Restricted Stock shall vest (which may include, without limitation, performance and/or time-based criteria), or determine that no vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Restricted Stock;

(c)                                  approve the forms of Restricted Stock Agreements, which need not be identical among participants;

(d)                                 construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Restricted Stock granted under this Plan;

(e)                                  cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding shares of Restricted Stock;

(f)                                    accelerate or extend the vesting of any or all outstanding shares of Restricted Stock in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature);

(g)                                 adjust the number of shares of Restricted Stock subject to any Restricted Stock Award, adjust the price of any or all outstanding shares of Restricted Stock or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6.2;

(h)                                 determine the date of grant of a Restricted Stock Award;

(i)                                     determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of shares of Restricted Stock upon the occurrence of an event of the type described in Section 7;

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(j)                                     acquire or settle (subject to Sections 7 and 8.6.2) rights under Restricted Stock in cash, stock of equivalent value, or other consideration; and

(k)                                  determine the fair market value of the shares of Restricted Stock awarded under this Plan from time to time and/or the manner in which such value will be determined and make all other elections or determinations under this Plan and under any Restricted Stock Agreement.

3.3                               Binding Determinations. Any action taken by, or inaction of, the Corporation or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any shares of Restricted Stock granted under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law, under the Corporation’s Amended and Restated Certificate of Incorporation as amended from time to time (the “Charter”) and/or, to the extent available, under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4                               Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

3.5                               Delegation. The Administrator may delegate ministerial, non-discretionary functions in connection with the administration of the Plan to individuals who are officers or employees of the Corporation or to third parties.

4.              SHARES OF RESTRICTED STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1                               Shares Available. Subject to the provisions of Section 7.1, the aggregate number of shares of Restricted Stock that may be awarded to Eligible Persons under this Plan (the “Share Limit”) shall not exceed 8,000 shares of Series M Preferred.

4.2                               Reissue of Awards and Shares. Shares of Restricted Stock that are subject to awards which are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not delivered under this Plan shall again be available for subsequent awards under this Plan to Eligible Persons.

4.3                               Reservation of Shares; Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Series M Preferred sufficient to

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cover the Corporation’s obligations and contingent obligations, if any, to issue and sell shares of Restricted Stock. The Corporation has initially reserved 8,000 shares of Series M Preferred for issuance under this Plan. Fractional shares may be issued or delivered under this Plan.

5.              AWARDS

5.1                               Restricted Stock Agreements. Each Restricted Stock Award shall be evidenced by a written Restricted Stock Agreement as approved by the Administrator and executed on behalf of the Corporation and by the recipient of the Restricted Stock Award. The Administrator may authorize any officer of the Corporation to execute any or all Restricted Stock Agreements on behalf of the Corporation. The Restricted Stock Agreement shall set forth the material terms and conditions of such Restricted Stock Award as established by the Administrator consistent with the express limitations of this Plan.

5.2                               Consideration for Restricted Stock Awards. The purchase price for any shares of Restricted Stock to be delivered pursuant to a Restricted Stock Award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

(a)                                  services rendered by the recipient of such Restricted Stock Award;

(b)                                 cash, check payable to the order of the Corporation, or electronic funds transfer; or

(c)                                  payment in such manner as may be authorized by the Administrator;

In no event shall any shares of Restricted Stock newly issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. The Corporation will not be obligated to deliver any shares of Restricted Stock unless and until it receives full payment of the purchase price therefor, and any other conditions to purchase have been satisfied.

5.3                               Transfer Restrictions.

5.3.1       Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.3.1, by applicable law, (a) all Restricted Stock Awards are non-transferable and shall not be subject in any manner to sale, transfer, participation, alienation, assignment, pledge, encumbrance or charge other than pursuant to, and in accordance with Part C of Article Four of the Charter; and (b) amounts payable or shares issuable pursuant to any Restricted Stock Awards shall be delivered only to (or for the account of) the participant.

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5.3.2       Exceptions to Limits on Transfer. The transfer restrictions in Section 5.3.1 shall not apply to:

(a)                                  transfers to the Corporation; or

(b)                                 the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution, or

(c)                                  transfers to trusts or other entities controlled by the participant, and whose beneficiaries or beneficial owners are, the participant and/or members of the participants immediate family so long as (i) the Administrator receives evidence satisfactory to it that such transfer is being made for tax and/or estate planning purposes on a gratuitous or donative basis, without consideration (other than nominal consideration or in exchange for an interest in the qualified transferee) and (ii) the participant maintains control over the voting and dispositive power of the Restricted Stock;

provided however, that in the case of clauses (b) and (c) above, the beneficiary, successor, trust, trustee or other entity shall agree in writing to be bound by this Plan and the participant’s Restricted Stock Agreement.

6.              EFFECT OF TERMINATION OF SERVICE ON AWARDS

The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each Restricted Stock Award under this Plan and in so doing may make distinctions based upon the cause of termination or otherwise.

7.              ADJUSTMENTS

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any exchange of Restricted Stock, or any similar, unusual or extraordinary corporate transaction, in each case, in respect of the Restricted Stock; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances, proportionately adjust any or all of (1) the number and type of shares of Restricted Stock that thereafter may be made the subject of Restricted Stock Awards, (2) the amount of shares of Restricted Stock then subject to any or all outstanding Restricted Stock Awards, (3) the grant of any or all outstanding Restricted Stock Awards or (4) the Share Limit. Notwithstanding the foregoing, any adjustment made pursuant to this Section 7 shall be subject to de novo review at the request of the participant to the extent provided in a Restricted Stock Agreement.

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In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares of Restricted Stock. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

8.              OTHER PROVISIONS

8.1                               Compliance with Laws. This Plan, the granting and vesting of Restricted Stock Awards under this Plan, the offer, issuance and delivery of shares of Restricted Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under Restricted Stock Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Eligible Persons acquiring any Restricted Stock under this Plan will, if requested by the Corporation, provide such assurances and representations to the Corporation as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2                               Employment Status. No person shall have any claim or rights to be granted a Restricted Stock Award (or additional Restricted Stock Awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3                               No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any Restricted Stock Award) shall confer upon any person any right to continue in the employ or other service of the Corporation, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, or shall interfere in any way with the right of the Corporation to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than a Restricted Stock  Agreement.

8.4                               Plan Not Funded. Restricted Stock Awards granted under this Plan shall be payable in shares of Restricted Stock, and no special or separate reserve, fund or deposit shall be made to assure payment of such Restricted Stock Awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset of the Corporation by reason of any Restricted Stock Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a

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trust of any kind or a fiduciary relationship between the Corporation and any participant, beneficiary or other person.

8.5                               Tax Withholding. Upon any vesting or payment of any Restricted Stock Award the Corporation shall have the right at its option to:

(a)                                  require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation may be required to withhold with respect to such vesting or payment; or

(b)                                 deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation may be required to withhold with respect to such vesting or payment.

8.6                               Effective Date, Termination and Suspension, Amendments.

8.6.1       Effective Date. This Plan is effective as of the date of its approval by the Board which is                    , 2006 (the “Effective Date”).

8.6.2       Amendments to Plan and Awards. This Plan may be amended, modified, suspended or terminated with the written approval of the Corporation; provided, however, any amendment which materially adversely affects an outstanding Restricted Stock Award shall require the consent of the holder of such Restricted Stock Award. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute amendments, modifications or suspensions for purposes of this Section 8.6.2.

8.7                               Governing Law; Construction; Severability.

8.7.1       Choice of Law. This Plan, the Restricted Stock Awards, the Restricted Stock Agreements, all documents evidencing Restricted Stock Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of New York.

8.7.2       Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8                               Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

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8.9                               Required Sale in Connection with a Sale of the Company.

8.9.1       Drag-Along Rights. Subject to the provisions of this Section 8.9, if the Board and the “Requisite Investor Stockholders” (as defined in the Stockholders’ Agreement of the Corporation dated                , 2006, as amended (the “Stockholders’ Agreement”)) approves a “Sale of the Company” (as defined pursuant to the Stockholders’ Agreement)(such approved Sale of the Company, an “Approved Sale”), each participant shall consent to, vote in favor of and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of the issued and outstanding capital stock of the Corporation (whether by merger, recapitalization, consolidation or sale or otherwise), then each participant shall waive any dissenters rights, appraisal rights or similar rights in connection with such Approved Sale and shall, so long as such participant shall comply with Part C of Article Four of the Charter, be entitled to receive the consideration for his or her Restricted Stock in connection with such Approved Sale upon a Mandatory Redemption as provided in, and subject to, Section 1 Part C of Article Four of the Charter. Each participant shall take all necessary and desirable actions in connection with the consummation of the Approved Sale which are substantially equivalent to the actions being taken by the parties to the Stockholders’ Agreement, including, but not limited to, the execution of such agreements and instruments and other actions necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Approved Sale; provided, however, that the participant’s obligations with respect to any representations, warranties, indemnities, covenants, conditions, escrow provisions and agreements shall be limited to such participant’s Indemnity Cap; provided, further that in no event shall the maximum liability of a participant on account of such participant’s Restricted Stock exceed the sum of (x) the net proceeds received by such participant in connection with such Approved Sale on account of such Restricted Stock and (y) any amounts paid to such participant pursuant to the Company’s Deferred Cash Incentive Plan. In the event that any participant fails for any reason to take any of the foregoing actions after reasonable notice thereof, he, she or it hereby grants an irrevocable power of attorney and proxy to any officer or member of the Board (as defined in the Stockholders’ Agreement) or an assignee of such person to take all necessary actions and execute and deliver all documents deemed by such person to effectuate the terms of this Section 8.9. As used in this Section 8.9.1, “Indemnity Cap” shall mean, with respect to any participant, the sum of the product of (x) the Indemnity Percentage and (y) the aggregate Series M Mandatory Redemption Price received by such Participant in connection with such Approved Sale. “Indemnity Percentage” shall mean the percentage which the aggregate maximum indemnification obligation of all holders of capital stock of all Covered Classes (as defined in the Charter) represents of the Net Asset Proceeds (as defined in the Charter) or Net Stock Proceeds (as defined in the Charter), as the case may be; provided, however, that in the event that a holder of capital stock of the Covered Classes have different maximum indemnification obligations for different matters (for example, if some representations or warranties are excluded from a cap on indemnity), then the

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Indemnity Percentage shall be calculated separately with respect to each class of indemnification obligations.

8.9.2       Procedure. The Corporation shall deliver written notice to each participant setting forth in reasonable detail the terms (including price, time and form of payment) of any Approved Sale (the “Drag Notice”). Within twenty (20) days following receipt of the Drag Notice, each such participant shall deliver to the Corporation written notice setting forth such participants’ agreement to consent to and raise no objections against, or impediments to, the Approved Sale (including, waiving all dissenter’s and similar rights).

8.10                        Compliance with Code Section 409A. The Restricted Stock Awards granted hereunder are intended to comply with the requirements set forth in Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations and rulings thereunder (“Section 409A”), so as to avoid the imposition of excise taxes and other penalties (“409A Penalties”) under Section 409A with respect to the Restricted Stock. The Administrator shall not amend any Restricted Stock Award in a manner that would subject the participant to Section 409A Penalties. In the event that the grant of any Restricted Stock Award under this Plan or the amendment of any Restricted Stock Award under this Plan would subject the participant to 409A Penalties, the Administrator and the participant shall cooperate diligently to amend the terms of the Restricted Stock Award to avoid, insofar as possible, such 409A Penalties while minimizing any material and adverse impact of any such amendment upon the economic, tax or accounting implications of such Restricted Stock Award to the Company.

8.11                        Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to authorize any other compensation under any other plan or authority.

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PLIANT CORPORATION
DEFERRED CASH INCENTIVE PLAN

Pliant Corporation, a Delaware corporation, has determined that it is in the best interest of the Company to adopt the Pliant Corporation Deferred Cash Incentive Plan (the “Plan”) to provide financial benefits to key management employees of the Company and its subsidiaries in the event of a Liquidation Event or a Redemption (each as herein defined) in accordance with the terms and conditions set forth herein.

The purpose of the Plan is to provide designated key employees with financial rewards in the event of a Liquidation Event or Redemption in order to incentivize such employees to increase the value of the Company and to secure their continued commitment and dedication to the Company.

1.             Definitions. The following definitions shall apply for purposes of this Plan:

(a)           “Applicable Net Proceeds” means the quotient of (x) either:

(i)                                     in the case of a Liquidation Event which is an Asset Sale, the aggregate net proceeds payable to the stockholders of the Company (solely in respect of their shares of Covered Classes of capital stock of the Company) assuming a dissolution of the Company immediately following such Liquidation Event, after the repayment and prepayment of all Indebtedness of the Company and its subsidiaries (including premium, interest and fees in respect thereof), all corporate taxes and similar fees and charges, all transaction fees and expenses (including but not limited to accounting, legal and investment banking fees) and all costs and expenses incurred upon such Liquidation Event; or

(ii)                                  in the case of a Liquidation Event which is a Merger or Stock Sale, the sum of (x) the fair market value as of the date of determination of the aggregate consideration (whether cash, notes stock or other securities) actually received by the stockholders of the Company (solely in respect of their shares of Covered Classes of capital stock of the Company) upon such Liquidation Event minus all transaction fees and expenses (including but not limited to accounting, legal and investment banking fees) and all costs and expenses incurred by the stockholders of the Company upon such Liquidation Event, plus (y) the fair market value as of the date of determination of all the capital stock of Covered Classes of the Company (based on the value attributed to such capital stock in connection with such Liquidation Event) not transferred, if any, by the stockholders of the Company in connection with such Liquidation Event. For the purpose of calculating the fair market value of any publicly traded equity securities issued in consideration of the capital stock transferred by the stockholders of the Company in connection with such Liquidation Event, the fair market value of such securities shall equal the average closing trading price of such securities over the thirty-day period prior to the date of such Liquidation Event.

divided by (y) the then applicable Inverse Multiple.

(b)           “Applicable Percentage” means 7.5%; provided, however that upon obtaining the requisite approval thereof pursuant clause (vi) of Section 6.1 of that certain Stockholders Agreement dated as of                        among the Company; the Investor Stockholders (as defined therein); the Bond Stockholders (as defined therein); and the other stockholders of the Company which are signatories thereto from time to time, the Applicable Percentage shall equal 8.0%.

(c)           “Bonus” means with respect to an eligible Participant upon a Liquidation Event or Redemption, the amount payable to such eligible Participant under Section 3 of the Plan.

(d)           “Bonus Percentage” means the fixed percentage of the Bonus Pool assigned to a Participant as set forth in Exhibit A, with  the Bonus Percentages to be assigned by the Board of Directors of the Company, following consultation and discussions with the Company’s Chief Executive Officer; provided, however, that the Bonus Percentage of any Participant may not be reduced without the prior written consent of such Participant. The sum of the Bonus Percentages for the Participants, in the aggregate, may be less than, but shall not exceed, 100%.

(e)           “Bonus Pool” means:

(i)                                     With respect to a Liquidation Event, an aggregate positive amount, if any, equal to the Applicable Percentage of the lesser of:

(A)                              the Hurdle Amount (or, to the extent the Initial Redemption has not occurred prior thereto but there have been one or more redemptions of Series AA Preferred Stock for which no Bonus Pool has been created, [$243.8 million]); and

(B)                                the sum of (x) the Applicable Net Proceeds of such Liquidation Event plus (y) the Other Distributions as of the date of such Liquidation Event, plus, (z) only to the extent the Initial Redemption had not occurred prior thereto but there had been redemptions of Series AA Preferred Stock for which no Bonus Pool had been created, the sum of the Redemption Proceeds in connection with all such prior redemptions.

(ii)                                  With respect to a Redemption, an aggregate amount equal to (x) the Applicable Percentage of the Redemption Proceeds (which in the case of the Initial Redemption, shall include the Redemption Proceeds from any redemptions of Series AA Preferred Stock by the Company occurring prior to the occurrence of the Initial Redemption for which no Bonus Pool has been created);

provided, however, that the amount of all Bonus Pools created pursuant to clauses (i) and (ii) above shall in no event exceed an aggregate amount equal to the Applicable Percentage of $[243.8 million].

(f)            “Cause” means:

(i)                                     with respect to Harold Bevis, “cause” as defined in Harold Bevis’ Employment Agreement with the Company; and

(ii)                                  with respect to any other Participant:

(A)                              the Participant’s commission of a crime involving his or her fraud, theft or dishonesty or engagement in willful or wrongful activities that are materially detrimental to the Company;

(B)                                the material and willful breach by the Participant of his or her responsibilities as an employee of the Company or willful failure to comply with reasonable directives or policies of the Company, the Board of Directors, the Chief Executive Officer or his designees, but only if the Company has given Participant written notice specifying the breach or failure to comply, demanding that the Participant remedy the breach or failure to comply and the Participant (1) failed to remedy the alleged breach or failed to comply within thirty days after receipt of the written notice and (2) failed to take all reasonable steps to that end during the thirty days after he received the notice.

(C)                                the continued use of alcohol or drugs by the Participant to an extent that such use interferes with the performance of the Participant’s duties and responsibilities.

Notwithstanding the foregoing, the term “Cause” shall not include any one or more of the following: (i) bad management decision-making by the Participant or (ii) any act or omission reasonably believed by the Participant in good faith to have been in and not opposed to the best interests of the Company (without intent of the Participant to gain, directly or indirectly, a profit to which the Participant was not legally entitled) and reasonably believed by the Participant not to have been improper or unlawful.

(g)           “CEO” means the Chief Executive Officer of the Company.

(h)           “Company” means Pliant Corporation, a Delaware corporation, including its successor in interest by merger, consolidation, purchase or otherwise.

(i)            “Covered Classes” shall mean securities of any of the following classes and series of stock issued by the Company:  (a) Series AA Preferred Stock, (b) Common Stock, and (c) any class or series of equity securities which are issued as a dividend or distribution with respect to, or pursuant to a recapitalization of, any then outstanding Covered Class of equity securities.

(j)            “Disability” means any medically determinable physical or mental impairment that has lasted, or is reasonably expected to last, for a period of at least six (6) months, can reasonably be expected to be permanent or of indefinite duration, and renders the Participant unable to perform his duties hereunder, as certified by a physician jointly selected by the Company and the Participant or the Participant’s legal representative.

(k)           “Effective Date” means                  , 2006.

(l)            “Good Reason” means:

(i)                                     with respect to Harold Bevis, “good reason” as defined in Harold Bevis’ Employment Agreement with the Company; and

(ii)                                  with respect to any other Participant, any of the following events in response to which the Participant terminates his employment with the Company and its subsidiaries:

(A)                              the assignment to the Participant of any material duty materially inconsistent with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities;

(B)                                any reduction in the Participant’s base salary or bonus compensation (other than any decrease in bonus compensation as a result of a failure to achieve reasonable performance targets which are consistent with past performance targets applied in connection with determining bonus compensation); or

(C)                                the Company requires the Participant to, or assigns duties to the Participant which would reasonably require him to,

relocate his principal business office more than forty (40) miles from where it is located on the date hereof;

provided, however that an event described above will not constitute “Good Reason” unless (1) such event occurs without the Participant’s express written consent, (2) the Participant delivers a written notice to the Company of the occurrence of any such event not more than ninety (90) days following the occurrence of such events, and (3) the Company fails to cure or remedy such event within thirty days (the “Cure Period”) after receiving written notice thereof from the Participant. The failure by the Participant to terminate his or her employment with the Company and its subsidiaries within thirty days after the end of the Cure Period in respect of an event otherwise qualifying as Good Reason will preclude the Participant from invoking such event as the basis for Good Reason.

(m)          “Hurdle Amount” shall mean an amount equal to [$243.8 million]; provided that upon any redemption by the Company of Series AA Preferred Stock in accordance with the terms thereof, the Hurdle Amount shall be reduced by an amount equal to the aggregate Redemption Proceeds in connection with such redemption; provided, that in no event shall the Hurdle Amount be less than zero.

(n)           “Inverse Multiple” shall mean (x) at such times as the Applicable Percentage equals 7.5%, 0.925 and (y) at such times as the Applicable Percentage equals 8%, 0.92.

(o)           “JPMP” means J.P. Morgan Partners (BHCA), L.P., a Delaware limited partnership.

(p)           “Liquidation Event” means any of (i) the consummation of  the transfer (including in one or a series of related transactions) of all or substantially all of the Company’s consolidated assets to a person or a group of persons acting in concert (other than to a Subsidiary of the Company) (an “Asset Sale”); (ii) the sale or transfer (including in one or a series of related transactions) of a majority of the outstanding Common Stock (assuming conversion of all then outstanding capital stock which is directly or indirectly convertible into Common Stock) to one person or a group of persons acting in concert (other than to JPMP or any of its affiliates) (a “Stock Sale”); (iii) the merger (other than a reincorporation merger) or consolidation of the Company with or into another person (other than JPMP or any of its affiliates) (a “Merger”), or (iv) the consummation of a Liquidation (as defined in the Company’s Certificate of Incorporation); provided, that, in the case of clauses (ii) and (iii) above, a Liquidation Event shall not occur under circumstances in which all of the holders of the voting power of the outstanding Common Stock immediately prior to such transaction own, directly or indirectly, a majority in voting power of the outstanding Common Stock or other voting securities having, in the aggregate, the right to elect a majority of the board of directors of the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. Notwithstanding the foregoing, a Qualified Public Offering shall not be a Liquidation Event.

(q)           “Other Distributions” means the quotient of (x) the aggregate amount of (x) cash distributions actually paid, and (y) the fair market value of any assets (other than cash) actually distributed by the Company to its stockholders solely in respect of any Covered Classes of capital stock of the Company during the period commencing on the Effective Date through the date of the consummation of a Liquidation Event or Qualified Public Offering, as the case may be, divided by (y) the Inverse Multiple. The Board shall in good faith calculate the fair market value of any such assets. Notwithstanding the foregoing, Other Distributions shall not include (i) any accruing but unpaid dividends payable on any shares of capital stock of the Company until such time as such dividends or interest are actually paid in cash, (ii) any Applicable Net Proceeds, (iii) Redemption Proceeds or (iv) any shares of capital stock issued in connection with a Qualified Public Offering, which remain outstanding immediately after the consummation thereof.

(r)            “Participant” means a person who at the time of designation is an employee of the Company or a subsidiary of the Company and is designated for participation in this Plan by the Company’s Chief Executive Officer with the approval of the Board; provided, however, that it shall be a condition to the participation in this Plan, and partial consideration for the rights granted hereunder, that any employee who owned Series B Preferred Stock in the Company’s predecessor agree to waive his or her right to receive any cash payment payable in consideration of the extinguishment of the Series B Preferred Stock pursuant to the Company’s Plan of Reorganization. The Participants shall be identified in Exhibit A, which may be amended by the Company’s Chief Executive Officer with the approval of the Board to reflect the addition of additional Participants; provided, however, that the Bonus Percentages of any Participant may not be reduced with the written consent of such Participant.

(s)           “Plan” means the Pliant Corporation Deferred Cash Incentive Plan, as set forth herein and as amended from time to time.

(t)            “Qualified Public Offering” shall mean the sale in an underwritten public offering registered under the Securities Act of 1933, as amended, of shares of capital stock of the Company to the public resulting in aggregate proceeds (net of underwriting discounts and commissions) to the Company of not less than one hundred million dollars ($100 million).

(u)           “Redemption” means either an Initial Redemption or a Subsequent Redemption as follows:

(i)                                     An “Initial Redemption” will occur at such time as the Company has redeemed shares of Company’s Series AA Preferred Stock resulting in aggregate Redemption Proceeds, including, without limitation the Redemption Proceeds from any prior such Redemptions, of not less than [$50 million].

(ii)                                  A “Subsequent Redemption” will occur on any date after the Initial Redemption that the Company redeems any shares of Series AA Preferred Stock.

(v)           “Redemption Proceeds” means, with respect to any redemption of the Company’s Series AA Preferred Stock, the cash proceeds received by the holders of the Series AA Preferred Stock upon such redemption divided by the Inverse Multiple in effect at the time of such redemption.

(w)          “Retained Securities” shall mean, in connection with any Liquidation Event which is a Merger or Stock Sale, any capital stock in Covered Classes not transferred, if any, by the stockholders of the Company in connection with such Liquidation Event.

2.             Eligibility for Bonus.

(a)           A Participant (other than Harold Bevis) shall be eligible to receive payment of his or her Bonus with respect to a Liquidation Event or a Redemption as provided in Section 3(a) if and only if the Liquidation Event or Redemption occurs:

(i)                                     While the Participant is employed by the Company or a subsidiary; or

(ii)                                  At any time within ninety (90) days after the Participant’s termination of employment with the Company or a subsidiary of the Company (x) by the Company or a subsidiary of the Company without Cause, (y) by the Participant for Good Reason, or (z) due to the Participant’s death or Disability.

(b)           Harold Bevis shall be eligible to receive payment of his Bonus with respect to a Liquidation Event or Redemption as provided in Section 3(a) if the Liquidation Event or Redemption occurs:

(i)                                     While Harold Bevis is employed by the Company or a subsidiary of the Company;

(ii)                                  At any time within one (1) year after Harold Bevis’ termination of employment with the Company and all subsidiaries of the Company (x) by the Company or subsidiary of the Company without Cause or (y) by Harold Bevis for Good Reason; or

(iii)                               At any time within ninety (90) days after Harold Bevis’ termination of employment with the Company and all subsidiaries of the Company due to his death or Disability.

(c)           Harold Bevis shall be eligible to receive payment of his Bonus with respect to a Liquidation Event or Redemption as provided in Section 3(b) if he does not otherwise meet the eligibility criteria in Section 2(b) and Harold Bevis’ employment with the Company and all of its subsidiaries is terminated after the effective date of the Company’s plan of reorganization.

(d)           Notwithstanding any provision herein to the contrary, no Bonus will be paid to any Participant if no Liquidation Event or Redemption occurs prior to the twentieth (20th) anniversary of the effective date of this Plan.

3.             Bonus Payable Upon Creation of a Bonus Pool.

(a)           Simultaneously with the occurrence of a Liquidation Event or a Redemption, the Company shall pay each eligible Participant who satisfies the eligibility requirements described in Section 2(a) or (b) above a Bonus, payable, subject to the terms of Section 3(c), in cash, in an amount equal to the Bonus Pool established with respect to such Liquidation Event or Redemption multiplied by the Participant’s Bonus Percentage, as set forth in Exhibit A.

(b)           If Harold Bevis does not otherwise meet the eligibility criteria in Section 2(b) with respect to a Liquidation Event or Redemption and his employment with the Company and its subsidiaries is terminated after the effective date of the Company’s plan of reorganization, then simultaneously with the occurrence of a Liquidation Event or Redemption,  the Company shall pay Harold Bevis a Bonus in an amount equal to the product of (x) the Bonus Pool established with respect to such Liquidation Event or Redemption multiplied by (y) Harold Bevis’ Bonus Percentage multiplied by (z) a fraction (not to exceed one (1)), the numerator of which is the number of months, if any, that transpire from the effective date of the Company’s plan of reorganization and his termination of employment with the Company and all of the subsidiaries of the Company, and the denominator of which is thirty-six (36).

(c)           Notwithstanding anything in this Section 3 to the contrary, to the extent that in connection with a Liquidation Event which is a Merger or Stock Sale, if (x) the aggregate fair market value of the Retained Securities (as determined in good faith by the Board) divided by the then applicable Inverse Multiple is in excess of (y) the greater of (1) $0 and (2) the difference of the Applicable Net Proceeds in connection with such Liquidation Event minus the then applicable Hurdle Amount (the amount of any such excess being referred to as the “Pre-Hurdle Retained Securities Amount”), the Company shall have the option to pay a portion of the Bonuses payable pursuant to this Plan in connection with such Liquidation Event, not to exceed the Maximum In-Kind Amount (as defined in Section 3(d) below), by the delivery of securities in the same class and/or series as the Retained Securities having a fair market value (as determined in good faith by the Board) equal to the portion of the Bonuses to be so paid. If there are more than one classes or series of Retained Securities, the percentage of the Bonuses payable by the delivery of shares of any such series or class of Retained Securities shall not exceed the percentage of the Net Proceeds which were represented by such series or class of Retained Securities. In the event that any portion of the Bonuses hereunder are paid in Retained Securities, the Bonuses received by each Participant will consist of substantially identical (subject to rounding in order to avoid delivery of fractional shares) proportion of (i) cash and (ii) Retained Securities of each such class or series.

(d)           For the purposes of this Section 3, the “Maximum In-Kind Amount” shall mean the lesser of (x) the Applicable Multiple of the Pre-Hurdle Retained Securities Amount and (y) the Hurdle Amount minus the Mandatory Cash Portion. For the purposes hereof, the “Mandatory Cash Portion” shall mean the greater of:

(i)                                     the Applicable Percentage of the sum of (x) any Other Distributions plus (y) only to the extent that the Initial Redemption had not occurred prior to the date of such Liquidation Event but there has been redemption of Series AA Preferred Stock for which no Bonus Pool had been created, the Redemption Proceeds in connection with all such prior redemptions; and

(ii)                                  the lesser of (x) 40% of the Hurdle Amount and (y) the aggregate portion of the aggregate consideration paid or payable in cash to the stockholders of the Company in connection with such Liquidation Event.

4.             Withholding Taxes. The Company shall withhold from the Bonus payable under this Plan, all income, employment and payroll taxes which, by applicable federal, state, local or other law, the Company is required to withhold.

5.             Termination or Amendment of Plan.

(a)           Subject to subsection (b) below, this Plan shall remain in effect until the earliest to occur of (i) the twentieth (20th) anniversary of the Effective Date, (ii) the first occurrence of a Liquidation Event, (iii) there have been Redemptions resulting in Redemption Proceeds in excess of [$             ] or (iii) the consummation of a Qualified Public Offering. Upon consummation of a Qualified Public Offering, the Plan will be terminated after distribution of all Bonuses payable with respect to any Bonus Pool to be established as a result of any Redemption in connection with, or as a result of the use of proceeds from, the Qualified Public Offering. Except as provided in the preceding sentence, no Bonuses will be payable hereunder with respect to any Liquidation Event or Redemption that occurs after the termination of this Plan.

(b)           The Company may amend, modify or terminate this Plan, in writing, at any time; provided, however; that no amendment, modification or termination of the Plan that may adversely affect the rights or potential rights of any Participant shall become effective, unless the Participant consents to such amendment, modification or termination in writing. Notwithstanding the foregoing, as a purely ministerial action, the Company’s Chief Executive Officer may amend or modify Exhibit A from time to time as necessary to reflect the identification of the Participants and their respective Bonus Percentages in accordance with the terms of the Plan.

6.             Action by the Company. Any action required or permitted to be taken by the Company under this Plan shall be approved by the Board of Directors of the Company.

(a)           If the payment of any Bonus hereunder is prohibited by, or would result in or cause a default or an event of default under, any of the agreements governing any Indebtedness (as defined in the Company’s Certificate of Incorporation), then consummation of the Liquidation Event (other than an involuntary liquidation, dissolution or liquidation winding up of the affairs of the Corporation) or the making of a redemption of the Series AA Preferred Stock shall be prohibited until the provisions of Section 6(b) have been satisfied in full.

(b)           If the provisions of any Indebtedness Agreement (as defined in the Company’s Certificate of Incorporation) would prohibit the Corporation from paying any Bonus pursuant hereto, or if immediately after giving effect to the payment of any such Bonus, a default or event of default under any such agreement or instrument would be caused thereby, as a condition to the consummation of a Liquidation Event or a redemption of Series AA Preferred Stock, and the payment of any Bonus hereunder, the Company shall, to the extent required to permit the payment of the applicable Bonuses hereunder, (i) obtain the consent of the requisite holders of such Indebtedness to permit the payment of such Bonuses by the Company, (ii) refinance all such Indebtedness outstanding with the proceeds of other Indebtedness or equity securities that permit or do not prohibit the payment of such Bonuses by the Company or (iii) otherwise comply with the terms of such Indebtedness required to permit the payment by the Company of the Bonuses. The Company shall not consummate a Liquidation Event or a redemption of Series AA Preferred Stock unless the conditions contained in this Section 6(b) are satisfied or waived by the Participants with a majority of the outstanding Bonus Percentages then outstanding pursuant to this Plan.

7.             Successors.

(a)           Subject to Section 5(a), this Plan shall not be terminated by any merger, consolidation, stock exchange or similar event involving the Company whereby the Company is or is not the surviving or resulting corporation or other entity. In the event of any merger, consolidation, stock exchange or similar event, the provisions of this Plan shall be binding upon the surviving or resulting corporation or other entity.

(b)           This Plan shall inure to the benefit of and be enforceable by each Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If a Participant shall die while any amounts are payable to the Participant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such person or persons appointed in writing by the Participant to receive such amounts or, if no person is so appointed, to the Participant’s estate.

8.             Governing Law; Validity. The interpretation, construction and performance of this Plan shall be governed by and construed and enforced in accordance with the laws of the

State of New York without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which other provisions shall remain in full force and effect.

9.             Miscellaneous.

(a)           The Company shall not be required to fund or otherwise segregate assets to be used for the payment of any benefits under the Plan. The Company shall make such payments only out of its general assets, and therefore its obligation to make such payments shall be subject to any claims of its other creditors having priority as to its assets.

(b)           This Plan does not constitute a contract of employment or impose on the Company any obligation to retain the Participant as an employee, to change the status of the Participant’s employment, or to change the policies of the Company regarding termination of employment.

(c)           This Plan does not grant to any Participant any of the rights or privileges of equity ownership in the Company.

(d)           This Plan and Exhibit A attached hereto constitute the sole agreement by and between the Company and the Participants with respect to the subject matter contained herein.

Exhibit A

Participants
(as of                   , 2006)

The following individuals shall be Participants under this Deferred Cash Incentive Plan with the indicated Bonus Percentage:

Participant	Bonus Percentage